Exhibit 23.1

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris La Défense Cedex France	Téléphone : +33 (0)1 55 68 68 68 Télécopie : +33 (0)1 55 68 73 00 Site internet : www.kpmg.fr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Talend S.A.

We consent to the incorporation by reference in this registration statement on Form S-8 of Talend S.A. of our report dated March 6, 2017, with respect to the consolidated statements of financial position of Talend S.A. as of December 31, 2015 and 2016, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2016, which report appears in the December 31, 2016 Annual Report on Form 20-F of Talend S.A..

Paris La Défense, France

August 7, 2017

KPMG S.A.

/s/ Grégoire Menou	/s/ Jacques Pierre
Grégoire Menou	Jacques Pierre
Partner	Partner

Siège social :
	Société anonyme d’expertise	KPMG S.A.
	comptable et de commissariat	Tour Eqho
	aux comptes à directoire et	2 avenue Gambetta
	conseil de surveillance.	92066 Paris La Défense Cedex
	Inscrite au Tableau de l’Ordre à	Capital : 5 497 100 €.
KPMG S.A.	Paris sous le n° 14-30080101	Code APE 6920Z
Société française membre du réseau KPMG	et à la Compagnie Régionale des	775 726 417 R.C.S. Nanterre
Constitué de cabinets indépendants adhérents de	Commissaires aux comptes de	TVA Union Européenne
KPMG International Cooperative, une entité de droit suisse	Versailles	FR 77 775 726 417